UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

(Address of principal executive offices)

Tel: (242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2025, OneSpaWorld Holdings Limited (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). On all matters which came before the Annual Meeting, holders of the Company’s common shares were entitled to one vote for each share held. The total number of the Company’s common shares voted in connection with the Annual Meeting was 97,956,117, representing approximately 95% of the 102,697,235 shares that were outstanding and entitled to vote as of April 16, 2025, the record date for the Annual Meeting.

All of the Company’s director nominees were elected, and shareholders approved all other proposals that were submitted at the Annual Meeting, as recommended by the Board of Directors. Voting results for each matter submitted to a vote at the Annual meeting are provided below:

Proposal 1.	Election of Directors:

Directors	For	Withheld	Broker non-votes
Maryam Banikarim	76,748,353	15,796,176	5,411,588
Glenn J. Fusfield	41,978,386	50,566,143	5,411,588
Adam Hasiba	91,047,459	1,497,070	5,411,588
Stephen W. Powell	90,218,076	2,326,453	5,411,588

Proposal 2.	The approval, by an advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker non-votes
86,225,655	5,450,983	867,891	5,411,588

Proposal 3.	Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain	Broker non-votes
97,242,074	695,464	18,579	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: June 12, 2025	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
President, Chief Financial Officer and Chief Operating Officer